Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amendment and Restatement of the Equity Incentive Plan of Manor Care, Inc. of our report dated January 22, 2004, with respect to the consolidated financial statements and schedule of Manor Care, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Toledo, Ohio
July 22, 2004